EXHIBIT 23b
          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated
December 7, 1995, except as to the information presented in the first paragraph of Note B, for which the date is January 2, 1996, on our audits of the financial statements of Newcor, Inc.


/s/ Coopers & Lybrand, L.L.P.
____________________________

COOPERS & LYBRAND, L.L.P.

Detroit, Michigan
March 21, 1996